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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AVAX TECHNOLIGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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AVAX TECHNOLOGIES, INC.
9200 Indian Creek Parkway, Suite 200
Overland Park, Kansas 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 13, 2002

TO THE STOCKHOLDERS OF AVAX TECHNOLOGIES, INC.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AVAX Technologies, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, June 13, 2002, at 10:00 a.m. at Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri 64012, for the following purposes:

  1.
  To elect five members to the Board of Directors to serve for one-year terms until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

  2.
  To ratify the adoption of the 2001 Stock Option Plan; and

  3.
  To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record of the Corporation's Common Stock and the Series C Convertible Preferred Stock at the close of business on April 22, 2002, are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof. A complete list of those stockholders will be open to examination by any stockholder of record for any purpose germane to the meeting during ordinary business hours at the Corporation's executive offices at 9200 Indian Creek Parkway, Suite 200, Overland Park, Kansas 66210, for a period of 10 days prior to the meeting.

By Order of the Board of Directors
David L. Tousley Corporate Secretary
Kansas City, Missouri May 10, 2002

YOUR VOTE IS IMPORTANT.

        Regardless of the number of shares you own, your vote is important.

        If you do not attend the Annual Meeting to vote in person, your vote will not be counted unless a signed proxy representing your shares is presented at the meeting.

        To ensure that your shares will be voted at the meeting, you should complete, date and sign the enclosed proxy card and return it promptly in the envelope provided whether or not you plan to attend the meeting. If you do attend the Annual Meeting, you may revoke your proxy and vote by ballot.

AVAX Technologies, Inc.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement and the enclosed form of proxy are solicited by the Board of Directors of AVAX Technologies, Inc., a Delaware corporation ("AVAX" or the "Corporation"), with its principal executive offices at 9200 Indian Creek Parkway, Suite 200, Overland Park, Kansas 66210, for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting"), to be held on Thursday, June 13, 2002 at 10:00 a.m. Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri 64012. It is expected that this Proxy Statement, the form of proxy, the Notice of Annual Meeting and the accompanying Annual Report of the Corporation, which includes the financial statements for the year ended December 31, 2001, will be mailed to stockholders on or about May 10, 2002.

        You are requested to complete, date and sign the accompanying form of proxy and return it promptly in the envelope provided. Your proxy may be revoked by written notice of revocation delivered to the Secretary of the Corporation, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not constitute a revocation of your proxy unless you vote in person at the Annual Meeting or deliver an executed and later dated proxy. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with the stockholders' instructions. If no instructions are given, proxies will be voted as follows:

  a.
  to elect Edson D. de Castro, Andrew W. Dahl, Sc.D., John K. A. Prendergast, Ph.D. Carl Spana, Ph.D. and David L. Tousley as Directors to serve for one-year terms until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

  b.
  to ratify the adoption of the 2001 Stock Option Plan; and

  c.
  in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

OUTSTANDING VOTING SECURITIES OF THE CORPORATION

        Only holders of shares of Common Stock, par value $.004 per share (the "Common Stock") and holders of the Series C Convertible Preferred Stock, $.01 per share (the "Series C Preferred Stock"), of the Corporation, of record as of April 22, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of April 22, 2002, 16,541,621 shares of Common Stock and 86,750 shares of Series C Preferred Stock were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and each share of Series C Preferred Stock will be entitled to 30.7692 votes. The holders of the Common Stock and the Series C Preferred Stock will vote together as one class on all matters to be considered at the Annual Meeting. As of April 22, 2002, the 86,750 shares of Series C Preferred Stock are entitled to 2,669,225 votes in the aggregate on all matters to be voted on at the meeting.

        The presence, in person or by proxy, of at least a majority of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. The affirmative vote of a plurality of the shares of stock present or represented at the Annual

Meeting is required to elect the directors. The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting and entitled to vote is required to approve the adoption of the 2001 Stock Option Plan. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting, but will have no effect on the vote on the proposal to ratify the adoption of the 2001 Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 22, 2002, certain information regarding the beneficial ownership of the Common Stock and the Series C Convertible Preferred Stock (assuming full conversion into Common Stock) (i) by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each of the Named Executive Officers (as defined herein) and directors of the Corporation and (iii) by all executive officers and directors of the Corporation as a group. The Named Executive Officers include Dr. Jeffrey M. Jonas and Dr. Ernest W. Yankee, both of whom resigned from the Corporation in calendar year 2001.

Name and Address of Beneficial Owner	Title of Stock	Number of Shares	Percentage of Class Beneficially Owned (1)
Named Executive Officers and Directors (2)
David L. Tousley (3)	Common Stock	401,851	2.05%
Warren B. Dudley (3)	Common Stock	103,125	*
Richard P. Rainey, C.P.A. (4)	Common Stock	144,875	*
Jeffrey M. Jonas, M.D. (5)	Common Stock	818,104	4.08%
Edson D. de Castro (6)	Common Stock	98,262	*
Andrew W. Dahl, Sc.D. (7)	Common Stock	34,722	*
John K.A. Prendergast, Ph.D. (87)	Common Stock	133,179	*
Carl Spana, Ph.D. (9)	Common Stock	133,179	*
5% Shareholders
Essex Woodlands Health Ventures Fund IV, L.P. (10)	Common Stock	1,977,467	10.11%
190 South LaSalle Street Suite 2800 Chicago, IL 60603
All executive officers and directors as a group (7 persons) (11)	Common Stock	1,867,297	8.92%

*
Represents less than 1%.
(1)
The percentage of Common Stock beneficially owned is determined by adding the number of shares of Common Stock outstanding (16,541,621 as of April 22, 2002) to the number of shares issuable upon conversion of the Series C Preferred Stock (2,669,225 as of April 22, 2002) plus, for each beneficial owner or group, any shares of Common Stock that owner or group has the right to acquire within 60 days of April 22, 2002 pursuant to options or warrants.

(2)
The address of the named individuals is c/o AVAX Technologies, Inc., 9200 Indian Creek Parkway, Suite 200, Overland Park, Kansas 66210.

(3)
Represents shares that Mr. Tousley and Mr. Dudley each may acquire within 60 days of April 22, 2002.

(4)
Includes 136,875 shares of Common Stock that Mr. Rainey may acquire within 60 days of April 22, 2002, upon exercise of options held by Mr. Rainey.

(5)
Based solely on the Corporation's stock and option records, includes 808,803 shares of Common Stock that Dr. Jonas may acquire within 60 days of April 22, 2002, upon the exercise of options held by Dr. Jonas.

(6)
Represents shares of Common Stock that Mr. de Castro may acquire within 60 days of April 22, 2002, upon the exercise of options held by Mr. De Castro.

(7)
Represents shares of Common Stock that Mr. Dahl may acquire within 60 days of April 22, 2002, upon the exercise of options held by Mr. Dahl.

(8)
Includes 68,262 shares of Common Stock that Dr. Prendergast may acquire within 60 days of April 22, 2002, upon the exercise of options by Dr. Prendergast.

(9)
Includes 68,262 shares of Common Stock that Dr. Spana may acquire within 60 days of April 22, 2002 upon the exercise of options held by Dr. Spana.

(10)
Includes 1,538,460 shares of Common Stock issuable upon the conversion of 50,000 shares of Series C Preferred Stock. Also includes 307,692 shares of Common Stock Essex Woodlands Health Ventures IV, L.P. ("Essex Woodlands") may acquire, pursuant to Warrants issued in conjunction with the Series C Preferred Stock purchased by Essex Woodlands in the Series C Offering. Also includes 8,989 shares of Common Stock Essex Woodlands may acquire, pursuant to Warrants issued in conjunction with the March 9, 2000 Common Stock offering by the Corporation. Also includes 22,438 shares of Common Stock issuable upon the exercise of options held by Essex Woodlands.

(11)
Consists solely of the Corporation's current executive officers and directors.

PROPOSAL 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will elect five directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. It is intended that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as directors and that the person named in the form of proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve.

        The nominees for directors of the Corporation, as well as certain information about them, are as follows:

Name	Age	Position with the Corporation

Edson D. de Castro	63	Director
Andrew W. Dahl, Sc.D.	59	Director
John K. A. Prendergast, Ph.D.	48	Director
Carl Spana, Ph.D.	39	Director
David L. Tousley	46	President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary

        Edson D. de Castro has been a member of the Board of Directors of the Corporation since October 1993. Since 1990, Mr. de Castro has been consulting for companies and participating as a member of certain Boards of Directors. Mr. de Castro was one of five co-founders of Data General Corporation in 1968 for which, from 1968 to 1989, he served as its President and Chief Executive Officer, and from 1989 to 1990, he served as its Chairman of the Board of Directors. From 1995 to 1997, Mr. de Castro was the Chief Executive Officer and Chairman of the Board of Directors of Xenometrix, Inc. Mr. de Castro was a founder and Executive Committee Member of the Massachusetts High Tech Council. Mr. de Castro is a Trustee of Boston University. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell in 1960.

        Andrew W. Dahl, Sc.D., has been a director of the Corporation since September 1999. Dr. Dahl has served as President and CEO of Evolution Benefits, a Division of Evolution Health, LLC., since July 2000. From July 1994 through December 1999, Dr. Dahl served as the President and Chief Executive Officer of HealthNet, Inc. From July 1990 through March 1994, Dr. Dahl served as President and Chief Executive Officer of IVF America, Inc. (now known as IntegraMed America), where he was instrumental in taking the Corporation public. Dr. Dahl also served as Executive Vice President and Chief Operating Officer of St. John Health and Hospital Corporation in Detroit, a university-affiliated medical center, and was Vice President for Development of the Hospital Corporation of America, Management Company. Dr. Dahl received his Sc.D. from Johns Hopkins University and a M.P.A. from Cornell University. Dr. Dahl is also a fellow in the American College of Health Care Executives.

        John K. A. Prendergast, Ph.D., has been a director of the Corporation since July 1996. Dr. Prendergast has served as President and principal of Summercloud Bay, Inc., a biotechnology-consulting firm, since 1993. He is a co-founder and/or a member of the Board of Ingenex, Inc., Atlantic Pharmaceuticals, Inc., Optex Ophthamologics, Inc., Gemini Gene Therapies, Inc., Channel Therapeutics, Inc., Xenometrix, Inc., Avigen, Inc., and Palatin Technologies, Inc. From October 1991 through December 1997, Dr. Prendergast was a Managing Director of Paramount Capital Investments, LLC and a Managing Director of The Castle Group Ltd. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

        Carl Spana, Ph.D., has been a Director of the Corporation since September 1995 and was its Interim President from August 1995 to June 15, 1996. Dr. Spana is currently an Executive Vice President and Chief Executive Officer of Palatin Technologies, Inc. Since June 1996, Dr. Spana has served as Executive Vice President and Chief Technology Officer of RhoMed Incorporated. From 1993 to 1996, Dr. Spana was responsible for discovering, evaluating, and commercializing new biotechnologies through his work at Paramount Capital Investments, LLC where he was an Associate Director. Dr. Spana has been a co-founder of several private biotechnology firms. From 1991 to 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb where he was involved in scientific research in the field of immunology that led to the initiation of several new drug discovery programs. Dr. Spana currently is a member of the Board of Directors of Palatin Technologies, Inc. Dr. Spana received his Ph.D. in Molecular Biology from The Johns Hopkins University and a B.S. in Biochemistry from Rutgers University.

        David L. Tousley, was elected President of the Corporation on April 18, 2002. He continues to serve as Chief Operating Officer since February 28, 2001, as Chief Financial Officer since October 1, 1996, and as Corporate Secretary since January 1999. Prior to joining the Corporation, from 1989 to 1996, Mr. Tousley was the Controller and then the Vice President for Finance and Administration of the U.S. subsidiary of Pasteur-Merieux Connaught. Mr. Tousley received his M.B.A. in Accounting from Rutgers University Graduate School of Business in 1978 and his B.A. in English from Rutgers College in 1977.

The Board of Directors recommends a vote FOR
the nominees to the Board of Directors set forth above.

        For information concerning the number of shares of Common Stock beneficially owned by each nominee, see "Security Ownership of Certain Beneficial Owners and Management."

General

        All directors hold office until the next annual meeting of stockholders of the Corporation and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. The Corporation's bylaws provide that directors and officers be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the laws of the State of Delaware, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the Corporation's best interests.

Board Meetings and Committees

        The Board of Directors met 14 times during the year ended December 31, 2001. The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee met four times and the Compensation Committee met once during 2001, and otherwise their respective responsibilities were assumed by the full Board of Directors. The Corporation does not have a Nominating Committee.

        Audit Committee.    The Audit Committee of the Board of Directors, consists of, Edson D. de Castro, Andrew W. Dahl, Sc.D. and Carl Spana, Ph.D. Each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers. The function of the Audit Committee is to oversee the accounting and tax functions of the Corporation, including recommendation to the Corporation of independent auditors to conduct the annual audit of the Corporation's financial statements, review the scope and costs of the audit plans of the independent auditors, review the Corporation's internal accounting controls, advise and assist the Board of Directors in evaluating the auditor's review and to supervise the Corporation's financial and accounting organization and financial reporting.

        Compensation Committee.    The Board of Directors also has a Compensation Committee, of which Carl Spana, Ph.D. and John Prendergast are members. The Compensation Committee reviews and makes recommendations concerning executive compensation, and administers the Corporation's 2001 Stock Option Plan and the 1992 Stock Option Plan, together with the Board of Directors. The Compensation Committee also administers the 2000 Directors' Stock Option Plan.

        Nominating Committee.    The Corporation does not have a standing Nominating Committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for election of directors must do so in compliance with the applicable procedures set forth in the Corporation's Bylaws. The Corporation will furnish copies of the applicable Bylaw provision upon written request to the Corporation, Attention: Investor Relations, 9200 Indian Creek Parkway, Suite 200, Overland Park, Kansas 66210.

Compensation of Directors

        The Corporation currently compensates its non-employee directors in accordance with the 2000 Directors' Stock Option Plan. In 2000, each of the Corporation's non-employee directors was granted 40,000 stock options under the 2000 Directors' Stock Option Plan. All Options granted under the 2000 Directors' Stock Option Plan vest quarterly on a proportionate basis over a period of four years.

        Effective November 2, 2001, the Corporation elected to pay its non-employee directors a fee of $4,000 for Board meetings attended in person, $1,000 for committee meetings attended in person and $500 for telephonic Board and committee meetings. Certain of the Corporation's non-employee directors have elected not to receive compensation for Board and committee attendance.

        In 2001, John K.A. Prendergast, Ph.D. and Carl Spana, Ph.D. received a $50,000 and $20,000 cash payment, respectively, from the Corporation for their services beyond the customary expectations for outside directors. Prendergast and Spana also each received options to purchase 50,000 shares of common stock at an exercise price of $.89 per share. The options vest quarterly over a four-year period and expire in 2008.

EXECUTIVE OFFICERS

        Executive officers of the Corporation are elected annually and hold office until the first meeting of the Board of Directors after each annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

        The following table sets forth the names and positions of the executive officers of the Corporation:

Name	Age	Position with the Corporation
David L. Tousley*	46	President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary
Warren B. Dudley	47	Chief Business Officer
Richard P. Rainey	35	Vice President for Finance and Administration and Assistant Corporate Secretary

        *Information is provided under the heading "Election of Directors" above for David L. Tousley. Information relating to the Corporation's other executive officers with respect to their principal occupations and positions during the past five year is as follows:

        Warren B. Dudley, has been Chief Business Officer since November 1, 2001 and previously served as Senior Vice President for Sales, Marketing and Business Development of the Corporation since October 1999. Prior to joining the Corporation, from 1997 to 1999, Mr. Dudley was the Vice President of Sales and Marketing for TheraTech, Inc., a leading drug delivery company, where he lead all corporate commercialization activities including successful product in-licensing efforts resulting in TheraTech becoming a fully integrated pharmaceutical company. From 1977 to 1997, Mr. Dudley served in a number of sales, sales management, marketing management and business management positions with The Upjohn Company, including U.S., European and global operations. Mr. Dudley has over 25 years of sales, marketing, business management and business development experience. Mr. Dudley received his B.A. in Biology and Business Management from the University of Northern Iowa in 1977.

        Richard P. Rainey, C.P.A., has been the Vice President for Finance and Administration since March 28, 2001, and previously served as Controller of the Corporation since September 1998. Prior to joining the Corporation, Mr. Rainey was a partner with Rainey & Rainey, a certified public accounting firm that he founded in 1993. During that period, Rainey & Rainey provided accounting and consulting services to corporations with an emphasis in health care. From 1988 to 1993, Mr. Rainey was an associate with Ernst & Young, LLP specializing in auditing and consulting. Mr. Rainey received his B.S. in Accounting from Pennsylvania State University in 1988.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

        The following Summary Compensation Table sets forth the compensation earned by the persons serving as the Corporation's chief executive officer and the other named executive officers (the "Named Executive Officers") for the last three fiscal years. The Corporation has no long-term incentive plans.

Summary Compensation Table
Annual Compensation

Name and Principal Position	Year	Salary ($)			Bonus ($)		Shares of Common Stock Underlying Options/SARS (#)	All Other Compensation ($)
David L. Tousley— President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary	2001 2000 1999	$ $ $	253,750 202,500 195,000		$ $ $	91,000 50,000 50,000	370,104 30,000 130,104	-0- -0- -0-
Warren B. Dudley—Chief Business Officer	2001 2000 1999	$ $ $	216,666 190,000 31,666	(2)	$ $	60,000 45,000 -0-	180,000 30,000 150,000	-0- $ 44,080(1) -0-
Richard P. Rainey, C.P.A.— Vice President for Finance and Administration	2001 2000 1999	$ $ $	133,068 101,249 88,667		$ $	24,000 20,000	180,000 25,000 30,000	-0- -0- -0-
Jeffrey M. Jonas, M.D.— President and Chief Executive Officer	2001 2000 1999	$ $ $	52,500 308,750 289,583	(3)	$ $	-0- 52,500 100,000	-0- 50,000 323,889	$315,000(4) -0- -0-
Ernest W. Yankee, Ph.D.— Executive Vice President	2001 2000 1999	$ $ $	58,625 202,500 195,000	(5)	$ $	-0- 30,000 50,000	30,000 130,104	$105,000(6) -0- -0-

(1)
Represents expenses paid by the Corporation in connection with Mr. Dudley's relocation and temporary living expenses in accordance with his letter of employment.

(2)
Represents the portion of Mr. Dudley's annual base salary paid from October 8, 1999 through December 31, 1999. Mr. Dudley was hired by the Corporation on October 8, 1999, at an annual base salary of $190,000.

(3)
Represents the portion of Dr. Jonas' annual base salary paid from January 1, 2001 through February 28, 2001, the effective date of Dr. Jonas' resignation.

(4)
Represents severance paid to Dr. Jonas on March 6, 2001 in connection with his resignation as Chief Executive Officer of the Corporation effective February 28, 2001. On March 31, 2002, the Corporation made a final severance payment to Dr. Jonas of $28,750 under the terms of his severance agreement.

(5)
Represents the portion of Dr. Yankee's annual base salary paid from January 1, 2001 through April 10, 2001, the effective date of Dr. Yankee's resignation.

(6)
Represents severance paid to Dr. Yankee on April 19, 2001 in connection with his resignation as Executive Vice President of the Corporation effective April 10, 2001.

Options

        The following table sets forth certain information concerning stock options granted during the year ended December 31, 2001 to the Named Executive Officers. The Corporation does not grant stock appreciation rights.

Option/SAR Grants In Last Fiscal Year

Name	Shares of Common Stock Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)		Expiration Date
David L. Tousley	150,000 220,104	12.35 18.12%	$ $	.906 ..890	3/26/08 11/02/08
Warren B. Dudley	180,000	14.82	$	..890	11/2/08
Richard P. Rainey, C.P.A.	50,000 130,000	4.12 10.70	$ $	..906 ..890	3/26/08 11/02/08
Jeffrey M. Jonas, M.D.	-0-	0.00		-0-
Ernest W. Yankee, Ph.D.	-0-	0.00		-0-

        The following table sets forth certain information concerning stock options held by the Named Executive Officers on December 31, 2001. No stock options were exercised by the Named Executive Officers during the year ended December 31, 2001.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2001
				Value of Unexercised In-The-Money Options at December 31, 2001 (1)
Name	Shares Acquired on Exercise(#)
		Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Tousley	-0-	332,450	432,758	$0	$0
Warren B. Dudley	-0-	58,125	301,875	$0	$0
Richard P. Rainey, C.P.A.	-0-	98,125	211,875	$0	$0
Jeffrey M. Jonas, M.D.	-0-	747,067	215,695	$0	$0
Ernest W. Yankee, Ph.D.	-0-	-0-	-0-	$0	$0

(1)
Value is based on the difference between the option exercise price and $0.59, the market value of the Common Stock on December 31, 2001 (based upon the closing price on such day on the Nasdaq National Market), multiplied by the number of shares of Common Stock issuable upon exercise of the options.

Employment Agreements

        David L. Tousley.    On September 13, 1996, the Corporation entered into a letter of employment with David L. Tousley, pursuant to which Mr. Tousley became the Chief Financial Officer of the Corporation for an initial term of four years, and which was supplemented in April 1997 (the "Tousley Employment Letter"). Effective February 28, 2001, the Corporation entered into an employment agreement with Mr. Tousley in order to amend and restate the terms of the Tousley Employment Letter (the "Tousley Employment Agreement" or the "Agreement").

        Pursuant to the terms of the Tousley Employment Agreement, Mr. Tousley will act as the Chief Operating Officer of the Corporation and the Corporation will cause Mr. Tousley to be elected to the Corporation's Board of Directors. The Tousley Employment Agreement is for an initial period of three years ending February 28, 2004. Not less than nine months before the end of the initial employment period or any renewal period, the Corporation and Mr. Tousley will negotiate whether to extend the term of the Agreement for a further three year period.

        Under the terms of the Agreement, Mr. Tousley receives an annual base salary of not less than $260,000 and is entitled to receive a discretionary annual incentive bonus targeted to be 40% of his base salary. Mr. Tousley also received options to acquire an aggregate 765,208 shares of Common Stock at various exercise prices ranging from $0.906 to $4.50 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years from their grant date. Mr. Tousley is also entitled to additional stock options at the sole discretion of the Corporation's Board of Directors.

        If Mr. Tousley's employment is terminated due to his death or to his disability, by the Corporation for just cause or by Mr. Tousley for other than good reason, Mr. Tousley or his estate is entitled to receive the base salary accrued but unpaid as of the date of termination. If Mr. Tousley's employment is terminated (other than following a Change of Control, as defined in the Agreement) for any reason other than due to his death or to his disability, or by the Corporation for other than just cause, or is terminated by Mr. Tousley for good reason, then the Corporation will continue to pay Mr. Tousley, as his sole damages for termination, for one year following the termination, his base salary (at the rate in effect at the date of termination); provided that on the date of termination the Corporation will pay Mr. Tousley a lump sum payment equal to 100% of his annual base salary, without set-off for any salary earned from alternative employment. In addition, any stock options previously granted to Mr. Tousley will continue to vest according to the provisions of the agreement during the one year severance period.

        Upon termination, following a Change of Control, for any reason other than due to Mr. Tousley's death or to his disability, by the Corporation for other than just cause or by Mr. Tousley for good reason, then the Corporation will pay Mr. Tousley, as his sole damages for the termination, a lump sum payment equal to two times the base salary (at the higher of the rate in effect at the date of termination or the rate in effect on the date of the Change of Control). The amount will not be set-off against moneys earned from alternative employment, and all options previously granted to Mr. Tousley which remain unvested will immediately vest.

        The employment agreement with Mr. Tousley also contains a two-year covenant not to compete (assuming Mr. Tousley is dismissed for cause), a three-year covenant not to disclose confidential information and an 18-month non-solicitation agreement.

        Warren B. Dudley.    On October 8, 1999, the Corporation entered into a letter of employment with Warren B. Dudley, pursuant to which Mr. Dudley became the Senior Vice President for Marketing, Sales, and Business Development of the Corporation. Effective November 1, 1999, the Corporation entered into an employment agreement with Mr. Dudley that replaced the letter of employment dated October 8, 1999.

        The employment agreement is for an initial period of three years ending November 1, 2002. The agreement will be automatically renewed for successive one year periods, unless either the Corporation or Mr. Dudley gives written notice to the other that the employment agreement will terminate at the end of the initial employment period or the then-current renewal period, at least three months prior to the end of the period. Under the terms of the employment agreement, Mr. Dudley receives an annual base salary of not less than $190,000, and is entitled to receive a discretionary annual incentive bonus of up to 100% of his base salary. Mr. Dudley also received options to acquire 150,000 shares of Common Stock at an exercise price of $3.00 per share. All such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. Mr. Dudley is also entitled to additional stock options at the sole discretion of the Corporation's Board of Directors.

        If Mr. Dudley's employment is terminated due to death or to his disability, by the Corporation for just cause or by Mr. Dudley for other than good reason, Mr. Dudley or his estate is entitled to receive the base salary accrued but unpaid as of the date of termination. If Mr. Dudley's employment is terminated (other than following a Change of Control, as defined in the Agreement) for any reason other than due to his death or to his disability, or by the Corporation for other than just cause, or is terminated by Mr. Dudley for good reason, then the Corporation will pay Mr. Dudley, as his sole damages for termination, a lump sum payment equal to 100% of his annual base salary, at the rate in effect at the time of his termination, without set-off for any salary earned from alternative employment. In addition, any stock options previously granted to Mr. Dudley will continue to vest according to the provisions of the agreement during the one year severance period. Also, the Corporation will pay Mr. Dudley's family coverage COBRA medical coverage co-payment for the entire COBRA coverage period.

        Upon termination, following a Change of Control, for any reason other than due to Mr. Dudley's death or to his disability, or by the Corporation for just cause, or termination by Mr. Dudley for good reason, then the Corporation will pay Mr. Dudley a lump sum payment equal to two times the base salary (at the higher of the rate in effect at the date of termination or the rate in effect on the date of the Change of Control). The amount will not be set-off against moneys earned from alternative employment, and all options previously granted to Mr. Dudley which remain unvested will immediately vest. Also, the Corporation will pay Mr. Dudley's family coverage COBRA medical coverage co-payment for the entire COBRA coverage period.

        The employment agreement with Mr. Dudley also contains a two-year covenant not to compete and a five-year covenant not to disclose confidential information.

        Richard P. Rainey.    On June 28, 1998, the Corporation entered into a letter of employment with Richard P. Rainey, pursuant to which Mr. Rainey became the Controller of the Corporation (the "Rainey Employment Letter"). Effective March 26, 2001, the Corporation entered into an employment agreement with Mr. Rainey in order to amend and restate the terms of the Rainey Employment Letter (the "Rainey Employment Agreement" or the "Agreement").

        Pursuant to the terms of the Rainey Employment Agreement, Mr. Rainey will act as the Vice President of Finance and Administration of the Corporation. The Rainey Employment Agreement is for an initial period of three years ending March 26, 2004. Not less than nine months before the end of the initial employment period or any renewal period, the Corporation and Mr. Rainey will negotiate whether to extend the term of the Agreement for a further three year period.

        Under the terms of the Agreement, Mr. Rainey receives an annual base salary of not less than $140,000 and is entitled to receive a discretionary annual incentive bonus targeted to be 30% of his base salary. Mr. Rainey also received options to acquire an aggregate 310,000 shares of Common Stock at various exercise prices ranging from $0.906 to $3.063 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years from their grant date. Mr. Rainey is also entitled to additional stock options at the sole discretion of the Corporation's Board of Directors.

        If Mr. Rainey's employment is terminated due to his death or to his disability, by the Corporation for just cause or by Mr. Rainey for other than good reason, Mr. Rainey or his estate is entitled to receive the base salary accrued but unpaid as of the date of termination. If Mr. Rainey's employment is terminated (other than following a Change of Control, as defined in the Agreement) for any reason other than due to his death or to his disability, or by the Corporation for other than just cause, or is terminated by Mr. Rainey for good reason, then the Corporation will continue to pay Mr. Rainey, as his sole damages for termination, for one year following the termination, his base salary (at the rate in effect at the date of termination); provided that on the date of termination the Corporation will pay Mr. Rainey a lump sum payment equal to 100% of his annual base salary, without set-off for any salary earned from alternative employment. In addition, any stock options previously granted to Mr. Rainey will continue to vest according to the provisions of the agreement during the one year severance period.

        Upon termination, following a Change of Control, for any reason other than due to Mr. Rainey's death or to his disability, by the Corporation for other than just cause or by Mr. Rainey for good reason, then the Corporation will pay Mr. Rainey, as his sole damages for the termination, a lump sum payment equal to two times the base salary (at the higher of the rate in effect at the date of termination or the rate in effect on the date of the Change of Control). The amount will not be set-off against moneys earned from alternative employment, and all options previously granted to Mr. Rainey which remain unvested will immediately vest.

        The employment agreement with Mr. Rainey also contains a two-year covenant not to compete (assuming Mr. Rainey is dismissed for cause), a three-year covenant not to disclose confidential information and an 18-month non-solicitation agreement.

Severance Agreements

        Dr. Jeffrey M. Jonas.    Dr. Jonas resigned as Chief Executive Officer of the Corporation effective February 28, 2001. The Corporation and Dr. Jonas entered into a Severance Agreement dated February 25, 2001. Significant provisions of the Severance Agreement include the following:

  •
  The Corporation paid Dr. Jonas a lump sum payment of $315,000 on March 6, 2001, and paid Dr. Jonas a final severance payment of $28,750 on March 31, 2002.

  •
  The Corporation has previously granted to Dr. Jonas options to purchase an aggregate of 962,761.50 shares of the Corporation's common stock. Through June 30, 2002, the options will continue to vest and become fully exercisable in accordance with the respective vesting schedule for each option. On July 1, 2002, all options that have not previously vested will expire. Notwithstanding anything in the Severance Agreement to the contrary, all then outstanding options will vest and become fully exercisable on the 10th business day preceding the record date or effective date, as applicable, of a Change of Control, as defined in the letter of employment dated May 17, 1996, as amended on April 7, 1997, from the Corporation to Dr. Jonas. As of June 30, 2002, Dr. Jonas will have vested with respect to 808,803 options, assuming no Change of Control in the Corporation has occurred.

  •
  Dr. Jonas represented to the Corporation that as of the date of the Severance Agreement he owned 9,301 shares of common stock (excluding common stock issuable upon exercise of the options). Those shares are not subject to any market hold-off agreement in the Severance Agreement.

  •
  Commencing on February 25, 2001, and continuing through February 28, 2002, Dr. Jonas agreed not to sell any shares of common stock that were issued upon the exercise of Dr. Jonas's options and that were acquired by Dr. Jonas after February 25, 2001. From March 1, 2002, to February 28, 2004, Dr. Jonas may sell during any given calendar week no more than 10,000 shares of common stock. Sales of shares may be made in blocks of not more than 5,000 shares per day. The foregoing provisions do not apply to any sale or other disposition of shares of common stock by Dr. Jonas in any transaction approved by the Board of Directors of the Corporation or to any sale or other disposition in a private transaction in which the purchaser agrees in writing to be bound by the restrictions on transfer contained in those sections of the Severance Agreement.

  •
  Dr. Jonas has agreed that from February 25, 2001, until August 31, 2002, he will not, directly or indirectly, without the prior written consent of the Corporation, solicit or induce any employee of the Corporation or any of its subsidiaries, affiliates, successors or assigns to leave the employ of the Corporation or any affiliate. From February 25, 2001, Dr. Jonas has agreed not to hire, for any purpose, any present or former employee of the Corporation, or any of its subsidiaries, affiliates, successors or assigns.

        Dr. Ernest W. Yankee.    Dr. Yankee resigned as the Executive Vice President of the Corporation effective April 10, 2001. The Corporation and Dr. Yankee entered into a Severance Agreement dated April 10, 2001. The Corporation paid Dr. Yankee a lump sum payment equal to $105,000 on April 19, 2001. Any options to purchase shares of the Corporation's common stock that have been granted to Dr. Yankee and were vested on the Termination Date will only be exercisable for the period after termination of employment specified in the applicable stock option agreement. All of the Executive options that were not vested as of April 10, 2001, were terminated and are no longer exercisable in any manner. As of the date of this Proxy Statement, all of Dr. Yankee's options have expired unexercised in accordance with their terms.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. The Reporting Persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Specific due dates for these reports have been established and the Corporation is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based on its review of the copies of filings received by it with respect to the fiscal year ended December 31, 2001, and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with the Section 16(a) filing requirements in the year ended December 31, 2001, other than, Carl Spana, Ph.D. and John K. A. Prendergast, Ph. D. who each failed to timely file a Form 5 reporting the grant to each of them in 2001 of options to acquire additional shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On August 24, 2000, the Corporation completed its acquisition of GPH, S.A. ("Holdings") and Genopoietic S.A. ("Genopoietic") each a French societe anonyme based in Paris, France. As previously announced, under the terms of the Stock Contribution Agreement dated as of July 17, 2000, as amended by that certain Agreement dated as of August 24, 2000 (the "Tax Agreement") (the "Contribution Agreement"), 100% of the outstanding shares of both Holdings, which was the majority shareholder of Genopoietic, and Genopoietic have been contributed to the Corporation by the shareholders of those two entities in exchange for an aggregate of 800,000 shares of the Corporation's Common Stock. Of the 800,000 shares, 333,422 shares were issued to Dr. Jean-Loup Salzmann, who was one of the primary shareholders of Holdings and who served as a director of the Corporation from

February 25, 2001 until April 7, 2002. These shares were placed in escrow to secure his indemnification obligations under the Contribution Agreement.

        Pursuant to the terms of the Tax Agreement, the Corporation agreed to assist Dr. Salzmann in paying his capital gains tax liability, if any, owing to the French tax authorities as a result of his acquisition of the 333,422 shares of the Corporation's Common Stock under the Contribution Agreement. Dr. Salzmann did not pay any capital gains tax on the acquisition of the Corporation's Common Stock at any time during 2001. Accordingly, the Corporation has no continuing obligation under the Tax Agreement.

        In addition, Dr. Salzmann signed a consulting agreement with AVAX International Services, Inc, an affiliate of the Corporation, to advance the interests of both the Corporation and Genopoietic. In calendar years 2000 and 2001, the Corporation paid Dr. Salzmann $110,256 and $50,000, respectively, under this consulting agreement. Pursuant to the Rights Agreements dated as of August 24, 2000, between the Corporation and Dr. Salzmann, Dr. Salzmann has the right to acquire up to an additional 1,100,000 shares of the Corporation's Common Stock, upon the successful and timely achievement of development and commercialization milestones by Genopoietic. These milestones include: obtaining GMP certification of Genopoietic's facility in Lyon, France to manufacture M-Vax and to manufacture Genopoietic's autologous chondrocyte product; reaching specific regulatory and sales milestones related to M-Vax, chondrocytes and second generation chondrocytes; and reaching regulatory milestones related to Genopoietic's thymidine kinase suicide gene technology for the treatment of graft-versus-host-disease, cancer and other indications.

        The Corporation also entered into a Research Funding Agreement with Genopoietic to provide funding to Genopoietic for direct costs of basic scientific research in areas of mutual interest to the Corporation and Genopoietic.

        As reported in the Corporation's Annual Report on Form 10-KSB, filed with the SEC on April 1, 2002, the Corporation has had various disagreements with Professor Salzmann and Professor David Klatzmann and has been in negotiations with Professors Salzmann and Klatzmann to resolve those disputes. The Corporation has reached a non-binding agreement in principle, which contemplates (1) the cancellation of all agreements relating to the Genopoietic acquisition, including the consulting agreements with Professors Salzmann and Klatzmann and the Research Funding Agreement, (2) the transfer of all AVAX common stock and rights and options to acquire AVAX common stock by Professors Salzmann and Klatzmann back to the Company (other than approximately 60,000 shares presently held by them), and (3) the transfer by AVAX back to Professors Salzmann and Klatzmann of certain technologies that the Corporation is not presently pursuing, including the TK suicide gene and the autologous chondrocytes technologies.

        In conjunction with the agreement in principle, Professor Salzmann has resigned from the Corporation's Board of Directors.

        When the negotiations with Professors Salzmann and Klatzmann stalled in mid-March, the Corporation filed a lawsuit against Professors Salzmann and Klatzmann in federal court in Kansas City as a defensive measure in case those negotiations failed. When the negotiations resumed, the lawsuit was dismissed by the Corporation on March 28, 2002, without prejudice.

        There can be no assurance that a final binding agreement will be reached, that if an agreement is reached it will have the terms described above, or that the litigation described above will not be refiled by the Corporation.

PROPOSAL 2

APPROVAL OF THE 2001 STOCK OPTION PLAN

        The Corporation's original 1992 Stock Option Plan expired pursuant to its terms on April 14, 2002. The Corporation's 2001 Stock Option Plan (the "2001 Plan") was adopted by the Board of Directors on November 2, 2001. Continuance of the 2001 Plan is subject to stockholder approval. A copy of the 2001 Plan is attached to this Proxy Statement as Appendix A.

General

        The 2001 Plan provides that options to purchase a maximum of 800,000 shares of Common Stock may be granted under the 2001 Plan. Shares not purchased under an option prior to its forfeiture, surrender, termination, expiration, cancellation or exchange are available for future grants under the 2001 Plan.

Purpose

        The purposes of the 2001 Plan are to provide incentive to employees, directors and consultants of the Corporation, to encourage employee proprietary interest in the Corporation, to encourage employees to remain in the employ of the Corporation and to attract to the Corporation individuals of experience and ability.

        The Board of Directors has granted options to purchase 275,108 shares of common stock under the 2001 Plan to a total of 21 employees and two directors of the Corporation. These option grants are subject to approval of the 2001 Plan by the stockholders at the Annual Meeting. The Board of Directors adopted the 2001 Plan and granted the initial round of options under the 2001 Plan (as well as the final option grants under the 1992 Plan, as described above under "Compensation and Other Information Concerning Directors and Officers") in order to retain key executives and employees who then remained with the Corporation after considerable turmoil in the first half of 2001. The changes in senior management of the Corporation in early 2001 and the FDA clinical hold had created uncertainty for various executives and key employees of the Corporation, and the Board desired to retain and reward those executives and key employees in November 2001 who had seen the Corporation through significant progress in resolving the FDA matters and in reevaluating the technologies and prospects of the Corporation. There are presently outstanding under the 1992 Plan options to purchase up to 2,407,024 shares of Common Stock. These 1992 Plan options are at option exercise prices ranging from $0.89 to $10.19 per share, and expire on various dates through November 2, 2008. Upon the adoption of the 2001 Plan, the Board of Directors determined that no further options will be granted under the 1992 Plan, without regard to the cancellation or surrender of any options previously granted by the Corporation under the 1992 Plan. Accordingly, as options expire unexercised under the 1992 Plan, they will not be available for reissuance under the 1992 Plan or the 2001 Plan. The following table sets forth certain information regarding the options that have been granted under the 2001 Plan.

New Plan Benefits

2001 Stock Option Plan

Name and Position	Title of Security	Number of Securities Acquired	Exercise Price
David L. Tousley, President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary	Options to purchase Common Stock	41,661	$0.89
Warren B. Dudley, Chief Business Officer	Options to purchase Common Stock	34,070	$0.89
Richard P. Rainey, C.P.A., Vice President for Finance and Administration and Assistant Corporate Secretary	Options to purchase Common Stock	24,606	$0.89
Executive Group (1)	Options to purchase Common Stock	100,337	$0.89
Non-Executive Director Group	Options to purchase Common Stock	100,000	$0.89
Non-Executive Officer Group	Options to purchase Common Stock	74,771	$0.89

(1)
Consists solely of those executive officers listed above.

Administration

        The 2001 Plan is administered by the Board of Directors. The Board of Directors has the authority in its sole discretion, subject to the express provisions of the 2001 Plan, to administer the 2001 Plan and to exercise all the powers and authorities granted to it under the 2001 Plan, including, without limitation, the authority to grant options, to determine the persons to whom and the time or times at which options will be granted, to determine the type and number of options to be granted and the terms, conditions and restrictions relating to any option, to determine the fair market value of the Common Stock in accordance with the 2001 Plan and to reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by the option declines after the date the option was granted, and to approve the forms of agreement for use under the 2001 Plan.

Securities Offered Under the 2001 Plan

        The shares of Common Stock to be purchased upon the exercise of options under the 2001 Plan will be issued from either authorized and unissued shares of Common Stock or treasury shares. If an option expires or becomes unexercisable for any reason without having been exercised in full, then, unless the 2001 Plan has been terminated, the unpurchased shares of Common Stock with respect to the unexercised portion of the option will again be available for grants of options under the 2001 Plan. Notwithstanding any other provision of the 2001 Plan, shares issued under the Plan and later repurchased by the Corporation will not become available for future grant or issuance under the Plan.

Eligibility

        Only employees, directors and consultants of the Corporation are eligible for the grant of options under the 2001 Plan. Incentive Stock Options (as defined in the Plan) may be granted only to employees. Notwithstanding whether an option has been designated as an Incentive Stock Option or as a Nonstatutory Stock Option, to the extent that the aggregate fair market value of stock for which options are exercisable for the first time by an optionee during any calendar year (for all plans of the Corporation) exceeds $100,000, the excess options will be treated as Nonstatutory Stock Options.

Option Price

        Stock options granted under the 2001 Plan are evidenced by a written stock option agreement in such form and containing such terms and conditions as the Board of Directors from time to time approve, subject to the 2001 Plan. Each stock option agreement states the number of shares to which it relates, whether the option constitutes an incentive stock option ("ISO") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a non-qualified stock option ("NSO"), and the option price, which, under the 2001 Plan, may not be less than 85% of the fair market value of the Common Stock on the date of grant. In the case of an ISO granted to an employee owning more than 10% of the voting stock of the Corporation, the option price will not be less than 110% of the fair market value of the Common Stock on the date of grant, and in the case of an ISO granted to any other employee, the option price will not be less than 100% of the fair market value of the Common Stock on the date of the grant. The fair market value of the Common Stock as of a particular date will be determined in accordance with the provisions of the Plan.

Consideration for Common Stock Subject to Options

        Consideration for Common Stock purchased upon the exercise of options granted under the 2001 Plan may consist entirely of (i) cash, (ii) a check or checks, (iii) other shares of Common Stock already owned by the optionee which have a fair market value on the date of surrender equal to the aggregate option exercise price, (iv) delivery of an irrevocable subscription agreement for the shares to be issued which obligates the holder to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement, (v) any combination of the foregoing methods of payment, or (vi) any other consideration or method of payment as permitted under Section 157 of the Delaware General Corporation Law.

Term and Exercise of Options

        The Board of Directors has discretion to determine the term of an option, except that an option may not be exercised more than 10 years after its date of grant. In the case of an option granted to a person owning more than 10% of the voting stock of the Corporation, the term may not exceed five years from the date of grant. Options may be exercised in full at any time or in part from time to time in accordance with the 2001 Plan and the provisions of any applicable stock option agreement. An option may not be exercised for a fraction of a share. The Board of Directors may require in its discretion that any option granted becomes exercisable only in installments or after some minimum period of time, or both. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution and are exercisable during the lifetime of an optionee only by the optionee.

Effect of Termination of Employment, Disability, Death

        On the optionee's termination of employment with the Corporation, the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within three months after termination, but in no event later than the date of expiration of the term of the option as set forth in the stock option agreement. In the case of a Nonstatutory Stock Option or in the event that the optionee is unable to continue his or her employment or consulting relationship with the Corporation as a result of the optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within 12 months after termination, but in no event later than the date of expiration of the term of the option as set forth in the stock option agreement. On the optionee's termination of employment with the Corporation by reason of death or disability, the option may be exercised at any time within one year after termination. In the event of the death of an optionee, the executors, administrators, legatees or distributees of the estate of such optionee, and in the event of an optionee's disability, the guardian or legal representatives of the optionee, have the right to exercise the option.

        In the event of the death of an optionee, who is at the time of his or her death an employee or consultant of the Corporation and who has been in Continuous Status (as defined in the Plan) as an employee or consultant since the date of the grant of the option, the option may be exercised, at any time within 12 months following the date of death, but in no event later than the date of expiration of the term of the option as set forth in the stock option agreement, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the optionee continued living and remained in Continuous Status as an employee or consultant three months after the date of death.

        In the event of the death of an optionee within three months after the termination of Continuous Status as an employee or consultant, the option may be exercised, at any time within three months following the date of death, but in no event later than the date of expiration of the term of the option as set forth in the stock option agreement, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        If a non-employee director ceases to serve as a director of the Corporation, then he or she may exercise his or her option to the extent that he or she was entitled to exercise it at the date he or she ceased to serve as a director of the Corporation (but in no event later than the date of expiration of the term of such option as set forth in the stock option agreement).

Certain Adjustments

        Subject to any required action by the stockholders of the Corporation, options granted under the 2001 Plan will be proportionately adjusted by the Board of Directors as to the number and price of shares subject to the options in the event of an increase or decrease in the outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock effected without receipt of consideration by the Corporation. In the event of any such change in the outstanding shares of Common Stock, the aggregate number of shares available under the 2001 Plan will be appropriately adjusted by the Board of Directors, whose determination will be conclusive.

        In the event of the proposed dissolution or liquidation of the Corporation, the Board of Directors will notify each optionee at least 15 days prior to the proposed action. To the extent the option has not been previously exercised, the option will terminate immediately prior to the consummation of the proposed dissolution or liquidation. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, the option will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the option will terminate upon the consummation of the merger.

Duration, Termination and Amendment of the 2001 Plan

        The Board of Directors has complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that (i) any increase in the number of shares subject to the Plan, other than in connection with an adjustment described in the preceding section, (ii) any change in the designation of the class of persons eligible to be granted options, and (iii) any material increase in the benefits accruing to participants under the Plan must be approved by the stockholders of the Corporation. The power to grant options under the 2001 Plan will automatically terminate 10 years following the adoption of the 2001 Plan, or November 2, 2012, unless sooner terminated as provided in the Plan. If the 2001 Plan is amended or terminated, any unexercised options will continue to be exercisable in accordance with their terms and the terms of the 2001 Plan in effect immediately prior to the amendment or termination.

Certain Federal Income Tax Consequences

        The following discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the 2001 Plan, (ii) the exercise of options, and (iii) the disposition of shares received upon the exercise of an option.

        Non-Qualified Stock Options.    The grant of an NSO (including any option that exceeds the limitations on incentive stock options described below) to an optionee will not be a taxable event. Accordingly, the optionee will not be subject to any income tax consequences with respect to an NSO until the option is exercised. Upon the exercise of an NSO, the optionee generally will recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. Generally, the Corporation will be entitled to a federal income tax deduction in the amount of the "spread" recognized by the optionee as ordinary income.

        On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment for the exercise price of an NSO, the number of shares received on exercise of the option equal to the number of shares of Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the option in excess of the number of shares surrendered will be recognized by the optionee as ordinary compensation income in an amount equal to the fair market value of such shares. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the tax basis of the additional shares received is the amount recognized as ordinary compensation income by the optionee, that is, the fair market value of such additional shares.

        The payment by an optionee of the exercise price of an NSO by means of surrender of the existing option will result in the optionee recognizing ordinary compensation income on the "spread" between the exercise price of the option surrendered and the fair market value of the shares of Common Stock on the date of exercise. Generally, the Corporation will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise will be the fair market value of such shares on the date of exercise.

        The amount and character (whether long-term or short-term) of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally will depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the optionee.

        Incentive Stock Options.    Under the Code, incentive stock options may be granted only to employees of the Corporation. There are no federal income tax consequences associated with the grant of the option to an employee. However, in contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for federal income tax purposes. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of the shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of those periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain will instead be taxable as ordinary income, and the Corporation would be entitled to a federal income tax deduction in that amount. The amount of gain that would be characterized as ordinary income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

        On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment of the exercise price of an ISO, the number of shares received on exercise of the ISO equal to the shares of the Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the ISO in excess of the number of shares surrendered will be treated as the exercise of an ISO and will not cause the optionee to recognize taxable income for regular income tax purposes. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the basis of any additional shares received on exercise of the ISO is the amount of any cash or other property paid on such exercise. However, if stock received on exercise of an ISO is used in connection with the exercise of an ISO when the holding period with respect to such stock is not met, such use will be considered a disqualifying disposition.

        The payment by an optionee of the exercise price of an ISO by means of surrender of such ISO will result in the optionee recognizing ordinary compensation income on the spread between the exercise price and the fair market value with respect to that number of options so surrendered less the number of options exercised for shares. Generally, the Corporation will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise of the option in this manner will be the amount paid for such shares.

        The Board of Directors believes that, as proposed, the approval of the 2001 Plan is in the best interests of the stockholders of the Corporation. Approval of this proposal requires a vote in favor of the amendment by the holders of a majority of the shares of Common Stock voting on this proposal at the Annual Meeting.

        *    *    *    *    *    *    *

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the adoption of the Corporation's 2001 Stock Option Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. The Audit Committee acts under a written charter that was first adopted and approved by the Board of Directors on May 22, 2000. A copy of the Audit Committee's charter was attached to the Corporation's Proxy Statement for its 2001 Annual Meeting of Stockholders and will be provided to any stockholder upon request.

        In connection with our consolidated financial statements for the fiscal year ended December 31, 2001, the Audit Committee reviewed and discussed the audited financial statements with management and with representatives of Ernst & Young LLP, our independent auditors. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement On Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee received from Ernst & Young LLP the disclosures regarding its independence as required by Independence

Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed its independence with representatives of Ernst & Young LLP.

        Based on these actions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

Andrew W. Dahl, Sc.D. Edson D. de Castro Carl Spana, Ph.D.
Audit Committee of the Board of Directors

INDEPENDENT AUDITORS

        Ernst & Young LLP has audited the 2000 and 2001 fiscal year financial statements of the Corporation and the Corporation intends to reappoint Ernst & Young LLP for the year ending December 31, 2002. A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires and will be available to respond to questions.

        The Corporation paid Ernst & Young LLP the following fees for the 2001 fiscal year:

      Audit Fees:    $34,550
      Financial Information Systems Design and Implementation Fees:    -0-
      All Other Fees:    $22,085

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor's independence.

2003 STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than January 31, 2002. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Corporation. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Corporation personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any further solicitation. In addition, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the name of a nominee. The Corporation will reimburse persons for their reasonable out-of-pocket costs.

ANNUAL REPORT

        The Corporation's annual report on Form 10-KSB for the year ended December 31, 2001, is enclosed with this Proxy Statement.

OTHER MATTERS

        The Board of Directors is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein. If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

        Your cooperation in giving this matter your immediate attention and returning your proxy is appreciated.

By Order of the Board of Directors,
David L. Tousley Corporate Secretary
Kansas City, Missouri May 10, 2002

APPENDIX A

AVAX TECHNOLOGIES, INC.

2001 STOCK OPTION PLAN

        1.    Purposes of this Plan.    The purposes of this 2001 Stock Option Plan are to provide incentive to Employees and Consultants of the Company, to encourage Employee proprietary interest in the Company, to encourage Employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability.

        Options granted under this Plan may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement.

        2.    Definitions.    As used in this Plan, the following definitions shall apply:

          (a)    "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of this Plan.

          (b)    "Applicable Laws" has the meaning set forth in Section 4(a) below.

          (c)    "Board" means the Board of Directors of the Company.

          (d)    "Code" means the Internal Revenue Code of 1986, as amended.

          (e)    "Committee" means the Committee appointed by the Board of Directors in accordance with Section 4(a) below, if one is appointed.

          (f)    "Common Stock" means the $0.004 par value Common Stock of the Company.

          (g)    "Company" means AVAX Technologies, Inc., a Delaware corporation, or any successor corporation to the Company.

          (h)    "Consultant" means (i) any person who is engaged by the Company or any subsidiary to render consulting services and is compensated for such consulting services, and (ii) any director of the Company whether compensated for such services or not.

          (i)    "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided, however, either that such leave must be for a period of not more than 90 days or that re-employment upon the expiration of such leave must be guaranteed by contract or by statute.

          (j)    "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (k)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such prices are reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii)    If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the closing bid and asked prices for the Common Stock on the date of determination; or

            (iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (l)    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (m)    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (n)    "Option" means a stock option granted pursuant to this Plan.

          (o)    "Optioned Stock" means the Common Stock subject to an Option.

          (p)    "Optionee" means an Employee, director or Consultant who receives an Option.

          (q)    "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (r)    "Plan" means this 2001 Stock Option Plan, as amended from time to time.

          (s)    "Share" means a share of Common Stock, adjusted in accordance with Section 11.

          (t)    "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to this Plan.    Subject to the provisions of Section 11 below, the maximum aggregate number of Shares that may be issued under this Plan upon the exercise of Options is 800,000 shares of Common Stock. The Shares may be authorized, but unissued, or treasury shares.

        If an Option expires or becomes unexercisable for any reason without having been exercised in full, then the unpurchased Shares that were subject to the Option shall, unless this Plan has been terminated, become available for future grant under this Plan.

        Notwithstanding any other provision of this Plan, Shares issued under this Plan and later repurchased by the Company shall not become available for future grant or issuance under this Plan.

        4.    Administration of this Plan.

  (a)
  Composition of Administrator.

          (i)    Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to this Plan ("Rule 16b-3"), and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), this Plan may (but need not) be administered by different administrative bodies with respect to directors, officers who are not directors and Employees who are neither directors nor officers.

          (ii)    Administration with respect to Directors and Officers. With respect to grants of Options to Optionees who are also officers or directors of the Company, this Plan shall be administered by (A) the Board, if the Board may administer this Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer this Plan, which Committee shall be constituted in such a manner as to (I) permit this Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, (II) satisfy the Applicable Laws and (III) satisfy the requirements for employee compensation deductibility under Section 162(m) of the Code and any applicable rules and regulations related thereto.

          (iii)    Administration with respect to Other Persons. With respect to grants of Options to Optionees who are neither directors nor officers of the Company, this Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy (I) the Applicable Laws and (II) the requirements for employee compensation deductibility under Section 162(m) of the Code and any applicable rules and regulations related thereto.

          (iv)    General. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer this Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan.

        (b)    Powers of the Administrator. Subject to the provisions of this Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion

          (i)    to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of this Plan;

          (ii)    to select the officers, directors, Consultants and Employees to whom Options may from time to time be granted under this Plan;

          (iii)    to determine whether and to what extent Options are granted under this Plan;

          (iv)    to determine the number of shares of Common Stock to be covered by each such award granted under this Plan;

          (v)    to approve forms of agreement for use under this Plan;

          (vi)    to determine the terms and conditions, not inconsistent with the terms of this Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any waiver or forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion); and

          (vii)    to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

        (c)    Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

        5.    Eligibility.

        (a)    Options may be granted only to Employees, directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, director or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

        (b)    Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designations, to the extent that the aggregate Fair Market Value of stock for which Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

        (c)    For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (d)    This Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause,

        6.    Term of Plan.    This Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 18. It shall continue in effect for a term of 10 years unless sooner terminated under Section 13.

        7.    Term of Option.    The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the stock option agreement. In the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant thereof or such shorter time as may be provided in the stock option agreement.

        8.    Exercise Price and Consideration.

        (a)    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

  (i)
  In the case of an Incentive Stock Option

            (A)    granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (B)    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

  (ii)
  In the case of any Option, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

        (b)    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i)    cash;

          (ii)  check;

          (iii)    other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (iv)    delivery of an irrevocable subscription agreement for the Shares to be issued which irrevocably obligates the holder to take and pay for the Shares not more than 12 months after the date of delivery of the subscription agreement;

          (v)  any combination of such methods of payment; or

          (vi)    such other consideration and method of payment for the issuance of Shares to the extent permitted under the Delaware General Corporation Law.

        9.    Exercise of Option.

        (a)    Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of this Plan.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available under this Plan by the number of Shares as to which the Option is exercised.

        (b)    Termination of Status as an Employee or Consultant. If an Employee or Consultant ceases to serve as an Employee or Consultant, then he or she may, but only within three months (12 months in the case of a Nonstatutory Stock Option) or such other shorter period as is specified by the Administrator after the date he or she ceases to be an Employee or Consultant of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the Stock Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

        (c)    Disability of Optionee. Notwithstanding the provisions of Section 9(b), if an Employee or Consultant is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), then he or she may, but only within 12 months from the date of termination or such other shorter period as is specified by the Administrator (but in no event later than the date of expiration of the term of such Option as set forth in the Stock Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of termination of employment or consulting. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

        (d)    Death of Optionee. In the event of the death of an Optionee:

          (i)    during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death or such other shorter period as is specified by the Administrator (but in no event later than the date of expiration of the term of such Option as set forth in the Stock Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant three months after the date of death; or

          (ii)    within three months after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three months following the date of death or such other shorter period as is specified by the Administrator (but in no event later than the date of expiration of the term of such Option as set forth in the Stock Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        (e)    Directors. If a non-employee director ceases to serve as a director of the Company, then he or she may exercise his or her Option to the extent that he or she was entitled to exercise it at the date he or she ceased to serve as a director of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the Stock Option Agreement).

        (f)    Rule 16b-3. Options granted to persons subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16(b) of the Exchange Act.

        10.    Non-Transferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee shall not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

        11.    Adjustments Upon Changes in Capitalization or Merger.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least 15 days prior to such proposed action. To the extent it has not been previously exercised, the Option shall terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case such Option shall terminate upon the consummation of the merger or sale.

        12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

        13.    Amendment and Termination of this Plan.

        (a)    Amendment and Termination. The Board shall have complete and exclusive power and authority to amend or modify this Plan in any or all respects, including, without limitation, for the purpose of complying with the Applicable Laws; provided, however, that the following revisions or amendments shall require approval of the stockholders of the Company:

  (i)
  any increase in the number of Shares subject to this Plan, other than in connection with an adjustment under Section 11;

  (ii)
  any change in the designation of the class of persons eligible to be granted Options; or

  (iii)
  if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under this Plan.

        (b)    Effect of Amendment or Termination. Any amendment or termination of this Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        14.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. The exercise of such Option and the issuance and delivery of such Shares pursuant thereto may be further subject to the approval of counsel for the Company with respect to such compliance, if requested by the Administrator.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        15.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        16.    Option Agreement.    Options shall be evidenced by written stock option agreements in such form as the Administrator shall approve.

        17.    Annual Report to Optionees.    The Board of Directors shall cause an annual report to be sent to the Optionees not later than 120 days after the close of the fiscal year adopted by the Company. Such report shall be sent at least 15 days (or, if sent by third-class mail, 35 days) before the annual meeting of stockholders to be held during the next fiscal year. The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement for the fiscal year, (iii) a statement of cash flow for the fiscal year, and (iv) any report of independent accountants or, if there is not such report, the certificate of an authorized officer of the Company that the statements were prepared without audit from the books and records of the Company.

        The foregoing requirement of an annual report shall be waived so long as the shares of Common Stock of the Company are held by fewer than 100 holders of record.

        18.    Stockholder Approval.    Continuance of this Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date this Plan is adopted.

        * * * * *

AVAX TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING
JUNE 13, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Richard P. Rainey and David L. Tousley, and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock, and Series C Convertible Preferred Stock of AVAX TECHNOLOGIES, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders of the Corporation to be held on June 13, 2002, and at all adjournments or postponements, hereby revoking all former proxies.

1.
Election of Directors:

  Edson D. de Castro, Andrew W. Dahl, Sc.D., John K.A. Prendergast, Ph.D., Carl Spana, Ph.D., David L. Tousley

        To withhold authority for a nominee, strike a line through such nominee's name.

FOR ALL NOMINEES	☐	WITHHOLD FOR ALL NOMINEES	☐
2.
To ratify the adoption of the 2001 Stock Option Plan.
FOR	☐	AGAINST	☐	ABSTAIN	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) in accordance with the specifications made and "for" each proposal if no specification is made.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I/We will attend the meeting.	☐ YES	☐ NO
(Signature of Stockholder)	Date:
(Signature if held jointly)	Date:

Note: Please sign this Proxy exactly as your name or names appear on the books of the Corporation. Joint owners should each sign personally. Attorney, executor, administrator, trustee or guardian must give full title as such. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.

QuickLinks

AVAX TECHNOLOGIES, INC. 9200 Indian Creek Parkway, Suite 200 Overland Park, Kansas 66210
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on Thursday, June 13, 2002
TO THE STOCKHOLDERS OF AVAX TECHNOLOGIES, INC.
YOUR VOTE IS IMPORTANT.
AVAX Technologies, Inc. PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS SOLICITATION AND REVOCABILITY OF PROXIES
OUTSTANDING VOTING SECURITIES OF THE CORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Summary Compensation Table Annual Compensation
Option/SAR Grants In Last Fiscal Year
Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 APPROVAL OF THE 2001 STOCK OPTION PLAN
New Plan Benefits 2001 Stock Option Plan
The Board of Directors recommends that stockholders vote FOR the proposal to ratify the adoption of the Corporation's 2001 Stock Option Plan.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT AUDITORS
2003 STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
ANNUAL REPORT
OTHER MATTERS
  APPENDIX A
AVAX TECHNOLOGIES, INC. 2001 STOCK OPTION PLAN